UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2009

Vision-Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Ramland Road South Orangeburg, NY	10962
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 365-0600

__________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14[a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 7, 2009, the Company’s Board of Directors (the “Board”) approved Mr. Warren L. Bielke, a member of the Board of Directors of the Company (the “Board”), entering into a consulting agreement to provide marketing services to the Company in connection with the launch of the Company’s new line of trans-nasal esophagoscopes.

In connection with this arrangement, Mr. Bielke resigned from the Audit Committee effective April 7, 2009, but will remain on the Board.   The Board appointed Mr. David W. Anderson, an existing independent board member, to fill the vacancy on the Company’s Audit Committee, effective April 7, 2009 and elected him to serve as the Chairman of the Audit Committee.   The Company’s Board and Audit Committee composition will continue to comply with the corporate governance requirements of Nasdaq and the rules and regulations of the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vision-Sciences, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION-SCIENCES, INC.

By:	/s/Ron Hadani
	Name:	Ron Hadani
	Title:	President and Chief Executive Officer

Date:  April 7, 2009